Exhibit 5.1

Sears Tower, Suite 5800
233 S. Wacker Dr.
Chicago, Illinois 60606
Tel: +312.876.7700 Fax: +312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
June 7, 2007	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
Discover Bank, as Originator	Moscow	Tokyo
of Discover Card Master Trust I	Munich	Washington, D.C.
12 Read’s Way
New Castle, Delaware 19720

Re:	Discover Card Execution Note Trust, DiscoverSeries
Registration Statement on Form S-3
(File Nos. 333-141703 and 333-141703-01)
Ladies and Gentlemen:
     We have acted as special counsel to Discover Bank, a Delaware banking corporation, in connection with the registration by it of the DiscoverSeries Notes (the “Notes”) to be issued by Discover Card Execution Note Trust (the “Note Issuance Trust”), an entity to be formed by Discover Bank as depositor prior to the issuance of the Notes. The Notes of a particular series, class, or tranche will be issued pursuant to the Indenture in substantially the form set forth as Exhibit 4.7 to the Registration Statement (as defined below), as supplemented by the Indenture Supplement in substantially the form set forth as Exhibit 4.8 to the Registration Statement (the “Indenture Supplement”), and the Terms Document related to a particular series, class, or tranche of Notes (the “Terms Document”), copies of the forms of which are set forth as Exhibit 4.9, Exhibit 4.10, and Exhibit 4.11 to the Registration Statement, respectively, each by and between the Note Issuance Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2007 (File Nos. 333-141703 and 333-141703-01), as amended as of its most recent effective date (the “Registration Statement”), and the related prospectus and prospectus supplement included therein (together, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Act. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Notes.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Discover Bank and others as to factual matters without having independently verified such factual matters.
     We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction as to any matters of municipal law or the laws of any local agencies within any state.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture, the Indenture Supplement and the related Terms Document and delivered against payment therefor in the circumstances contemplated by the form of underwriting agreement set forth as Exhibit 1.1 to the Registration Statement, the Notes will be legally valid and binding obligations of the Note Issuance Trust, enforceable against the Note Issuance Trust in accordance with their respective terms.
     Our opinion is subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest.
     In connection with the exception set forth in clause (a) above, we call your attention to the fact that (i) the Federal Deposit Insurance Corporation, as receiver for NextBank, N.A., has taken the position in regard to NextBank, N.A.’s credit card securitizations that an amortization event related solely to the receivership of the sponsoring bank is unenforceable and has also indicated in a footnote to an interagency advisory, jointly issued with other federal regulatory agencies, that this type of amortization event may be void or voidable under the Federal Deposit Insurance Act and (ii) the Federal Deposit Insurance Act has been amended to impose an automatic stay of 45 to 90 days, as applicable, on certain actions with respect to contracts involving a bank for which a conservator or receiver has been appointed, which may also affect the ability to declare an amortization event with respect to the Discover Card Master Trust I or an early redemption event with respect to the Notes. See 12 U.S.C. §1821(e)(13)(C). We would consider a similar position by the Federal Deposit Insurance Corporation in connection with the subject transaction, or the imposition of such an automatic stay, to fall within the exception set forth in clause (a).

     We also call your attention to the fact that federal and state banking regulatory authorities have broad powers to restrict actions by banks that such authorities determine to be unsafe or unsound banking practices, including the power to restrict performance of contracts. We note that the Office of the Comptroller of the Currency (the “OCC”) issued a temporary cease-and-desist order against a national banking association in connection with a securitization of that bank’s credit card receivables asserting that, contrary to safe and sound banking practices, that bank was receiving inadequate servicing compensation under its securitization agreements. The OCC ordered that bank, among other things, to resign as servicer within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing. In rendering our opinion, we have assumed that none of the Pooling and Servicing Agreement, any Series Supplement, the Indenture, the Indenture Supplement or the Terms Document, as executed or to be executed, or, if applicable, the compliance by Discover Bank or the Note Issuance Trust with the provisions thereof, constitutes or will constitute an unsafe or unsound banking practice.
     We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief; (iii) the waiver of rights or defenses contained in Section 714 of the Indenture; (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (v) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (vi) waivers of broadly or vaguely stated rights; (vii) covenants not to compete; (viii) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (ix) grants of setoff rights; (x) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (xi) proxies, powers and trusts; (xii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (xiii) the severability, if invalid, of provisions to the foregoing effect.
     With your consent, we have assumed for purposes of this opinion that, upon or prior to the issuance and sale of the Notes, (a) the Notes will be duly authorized by all necessary action of the Note Issuance Trust, (b) the Trust Agreement, Indenture, Indenture Supplement and related Terms Document will be duly authorized, executed and delivered by the Note Issuance Trust and the Indenture Trustee and all documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons, (c) the Indenture, the Indenture Supplement and the related Terms Document will constitute legally valid and binding obligations of the Indenture Trustee, enforceable against it in accordance with their respective terms, and (d) the status of the Indenture, the Indenture Supplement and the related Terms Document as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Notes. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP

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